EXHIBIT 24




                                BANK UNITED CORP.

                                POWER OF ATTORNEY





           KNOW ALL MEN BY THESE PRESENTS, that each Director of Bank United Corp. whose signatures appears below and the Authorized Rep-resentative in the United States whose signature appears below con-stitutes and appoints Barry C. Burkholder and Jonathon K. Heffron and each of them, with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign a registration statement on Form S-8 to be filed with the Securities and Exchange Commission on December 19, and any or all amendments, including post-effective amendments, and supplements thereto file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute, may lawfully do or cause to be done by virtue hereof.

      NAME                   TITLE     SIGNATURE                      DATE



      Lewis S. Ranieri       Director  /s/ Lewis S. Ranieri           12/19/97


      Salvatore A. Ranieri   Director  /s/ Salvatore A. Ranieri       12/19/97


      Barry C. Burkholder    Director  _____________________________  ________


      Lawrence Chimerine,
        Ph.D.                Director  /s/ Lawrence Chimerine, Ph.D.  12/19/97


      David M. Golush        Director  /s/ David M. Golush            12/19/97





      BANK UNITED CORP.
      POWER OF ATTORNEY
      Page -2-



      NAME                   TITLE     SIGNATURE                      DATE


      Paul M. Horvitz, Ph.D. Director  /s/ Paul M. Horvitz, Ph.D.     12/19/97


      Alan E. Master         Director  /s/ Alan E. Master             12/19/97


      Anthony J. Nocella     Director  __________________________     ________


      Scott A. Shay          Director  /s/ Scott A. Shay              12/19/97


      Patricia A. Sloan      Director  /s/ Patricia A. Sloan          12/19/97


      Michael S. Stevens     Director  /s/ Michael S. Stevens         12/19/97


      Kendrick R. Wilson III Director  /s/ Kendrick R. Wilson III     12/19/97